UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2007

FMC Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1803 Gears Road, Houston, Texas		77067
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 591-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 18, 2007, FMC Technologies, Inc. (the "Company") announced that its Board of Directors approved a two-for-one stock split of the Company's common stock in the form of a stock dividend, payable on August 31, 2007 to shareholders of record as of August 17, 2007. The split will increase the Company's total shares outstanding and common stock equivalents as of June 30, 2007 from approximately 65 million and 1.3 million shares to approximately 130 million and 2.6 million shares, respectively.

A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

99.1 Press release issued by FMC Technologies, Inc. dated July 18, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC Technologies, Inc.

July 20, 2007	By:	/s/ William H. Schumann, III

Name: William H. Schumann, III
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release